EXECUTION COPY

AMENDED AND RESTATED PROMISSORY NOTE

New York, New York

$20,200,000.00	July 12, 2012

FOR VALUE RECEIVED, the undersigned, ARC NYKNGHW001, LLC, a Delaware limited liability company, ARC NYKNGHW002, LLC, a Delaware limited liability company, and ARC NYKNGHW003, LLC, a Delaware limited liability company, each having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (collectively, the “Borrower”), jointly and severally promise to pay to the order of PEOPLE’S UNITED BANK, a federal savings bank having an office at 850 Main Street, Bridgeport, Connecticut 06604 (the “Lender”), the principal sum of TWENTY MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($20,200,000.00), plus interest, payable at the rate and in the manner provided in this Note, together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note, the foreclosure of the Mortgage Consolidation, Extension and Modification Agreement, dated of even date herewith (the “Mortgage”), securing this Note or in enforcing the terms and conditions of that certain Loan Agreement entered into by and between the Borrower and the Lender and dated of even date herewith (the “Loan Agreement”) or in protecting or sustaining the lien of said Mortgage. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance”. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

1.          INTEREST RATE.

(a)          Commencing on the date hereof and continuing until the Maturity Date (as defined below) or the sooner imposition of the Default Rate (as defined below) the outstanding principal balance of this Note shall bear interest at the Interest Rate (as defined below). For purposes hereof, the following terms shall have the following respective meanings:

(i)          "Business Day" means any day other than a Saturday, Sunday or legal holiday on which commercial banks are either authorized or required to be closed in New York City and, when used to describe a day on which an interest rate determination is to be made in respect of the Libor Base Rate, any day that is a London Banking Day.

(ii)         “Default Rate” has the meaning set forth in Section 1(b) hereof.

(iii)        “First Interest Period” means the period commencing on the date hereof and continuing to and including July 31, 2012.

(iv)         “Interest Period” means, following the First Interest Period, each period commencing on the day following the last day of the immediately preceding Interest Period and ending one month thereafter, but in no event after the Maturity Date.

(v)          “Interest Rate” means the sum of the LIBOR Base Rate, adjusted the first day of each Interest Period, plus the Spread.

(vi)         “Interest Rate Swap Agreement” has the meaning set forth in Section 20(a) hereof.

(vii)        “LIBOR Base Rate" means the rate quoted to Lender two (2) calendar days prior to the date of this Note and two (2) calendar days prior to the commencement of each Interest Period for the offering by prime commercial banks to other prime commercial banks in the London interbank Eurodollar market of U.S. dollar deposits in immediately available funds for a one (1) month period, as published in the Wall Street Journal, and in an amount equal to the then outstanding principal amount of the Loan. In the event that:

(A)         on any date on which the LIBOR Base Rate would have otherwise become effective, Lender determines in its reasonable estimation (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the required LIBOR Base Rate; or

(B)         Lender determines in its reasonable estimation (which determination shall be final and conclusive) at any time that the making or continuation of or conversion of the interest rate on the outstanding principal balance of the indebtedness evidenced by this Note to the LIBOR Base Rate has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by Lender with any law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether having the force of law or not);

then, and in any such event, Lender shall promptly notify the Borrower of the Lender’s determination, and until the Lender notifies the Borrower that the circumstances giving rise to the Lender’s determination no longer apply or exist, the LIBOR Base Rate shall be suspended and interest on the outstanding principal balance of the indebtedness evidenced by the Note shall be payable at the People's United Bank Prime Rate (as hereinafter defined), as it may vary from time to time, plus the Spread. Notification from the Lender of a determination of the existence of one of the contingencies discussed above shall not take effect until the expiration of the then current Interest Period.

(viii)      “London Banking Day” means a day on which dealings in U.S. dollar deposits are transacted in the London interbank market.

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(ix)         “Payment Date” has the meaning set forth in Section 2(b) hereof.

(x)          “People's United Bank Prime Rate" shall mean the variable interest rate announced periodically by the Lender as its prime rate of interest for commercial loans of this type, as it may vary from time to time which may not necessarily be the lowest or best rate available from Lender at any given time or if the Lender does not announce a People's United Bank Prime Rate a comparable index determined by Lender in the exercise of its reasonable discretion.

(xi)         “Spread” means two hundred forty (240) basis points (i.e., 2.4%).

(b)          Upon the occurrence of any Event of Default, as defined in this Note, the Mortgage or the Loan Agreement, the entire principal amount of this Note and all interest and other sums due thereon, at the option of Lender shall become immediately due and payable. Should an Event of Default occur, the outstanding balance of the loan shall bear interest at the Interest Rate plus five percent (5%) per annum (the “Default Rate”).

2.          PAYMENTS; ADDITIONAL LIBOR PROVISIONS.

(a)          On August 1, 2012, Borrower shall pay to Lender interest at the Libor Base Rate plus the Spread for the First Interest Period.

(b)          Commencing on September 1, 2012, and on the first Business Day of each successive month thereafter through and including the Maturity Date (each such date a “Payment Date”), Borrower shall pay to Lender interest-only on the outstanding principal balance of this Note calculated at the Interest Rate which has accrued through the last day of the Interest Period immediately preceding such Payment Date.

(c)          All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, to be payable in arrears on the unpaid principal balance outstanding.

(d)          All monthly payments of interest required pursuant to the terms of this Note shall be made together with one-twelfth (1/12) of the annual real estate taxes, insurance premiums and other charges and assessments which may accrue against the Property if the same are being escrowed pursuant to the Mortgage.

(e)          Borrower shall pay to Lender all losses, costs and expenses incurred or sustained (or expected to be incurred or sustained) by Lender in liquidating or re-employing funds from third parties to effect or maintain the Loan or any part thereof as a consequence of (i) the conversion of the Interest Rate from one based upon the Libor Base Rate to one based upon the People’s United Bank Prime Rate in accordance with Section 2(f) or (g) below, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to

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lenders of funds obtained by it in order to maintain Interest Rate as one based upon the Libor Base Rate hereunder; (ii) any increased costs that Lender may sustain in maintaining the Loan; (iii) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality have jurisdiction; and/or (iv) any other set of circumstances not attributable to Lender’s acts (collectively, “Funding Losses”) in each case incurred from time to time by Lender upon demand. Lender shall deliver to Borrower a statement for any such sums to which Lender is entitled to receive pursuant to this Section 2(e), which statement shall be binding and conclusive absent manifest error. Payment of Funding Losses hereunder shall be in addition to any obligation to pay the Prepayment Fee (as defined below) and the other amounts required under Section 4.

(f)          In the event that Lender shall have reasonably determined that, by reason of circumstances beyond Lender’s reasonable control affecting the interbank Eurodollar market, LIBOR cannot be determined as provided herein, then Lender shall forthwith give notice by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the Interest Period in which such fact shall be determined. If such notice is given, the Interest Rate shall be converted, from and after the first day of the next succeeding Interest Period, to one based upon the People’s United Bank Prime Rate (and unless and until the Interest Rate shall be converted back to one based upon the Libor Base Rate, “Interest Rate” shall mean and refer to the Interest Rate based upon People’s United Bank Prime Rate; i.e., the sum of the People’s United Bank Prime Rate plus the Spread). If, pursuant to the terms of this clause (g), the Interest Rate has been converted to one based upon the People’s United Bank Prime Rate, but thereafter LIBOR can again be determined as provided herein, Lender shall give notice thereof to Borrower and convert the Interest Rate back to one based upon the Libor Base Rate by delivering to Borrower notice of such conversion no later than 12:00 p.m. (New York City Time), one (1) Business Day prior to the first date of the next succeeding Interest Period, in which event the Interest Rate shall be converted to one based upon the Libor Base Rate after and including the first day of the next succeeding Interest Period. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to convert the Interest Rate to one based upon the People’s United Bank Prime Rate.

(g)          If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain the Interest Rate on the basis of the Libor Base Rate with respect to the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan shall thereafter bear interest at Interest Rate on the basis of the People’s United Bank Prime Rate, and (ii) Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion.

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3.            MATURITY. The Entire Note Balance, if not sooner paid, shall be due and payable without notice or demand on August 1, 2017 (the “Maturity Date”).

4.            PREPAYMENT FEE.

The Borrower may prepay this Note in whole or in part at any time only upon thirty (30) days prior notice to Lender (the “Prepayment Notice”) and the payment to Lender of a prepayment fee (the “Prepayment Fee”). The Prepayment Fee shall be equal to the “LIBOR Breakage Fee,” which as used herein means any actual loss or expense (including, without limitation, actual loss profit) that in the judgment of the Lender (which shall be conclusive so long as made on a reasonable basis) the Lender sustains or incurs as a direct consequence of any prepayment (whether optional or mandatory) of the Loan by the Borrower on and after the date hereof and through the applicable Maturity Date, including, but not limited to, any loss or interest payable by the Borrower to Lender of funds obtained by it in order to make or maintain a Libor Base Rate Loan to the Borrower.

Notwithstanding anything contained herein to the contrary, the Borrower shall be responsible, in addition to any Prepayment Fee, for the payment of any reasonable administrative costs incurred by Lender in connection with such prepayment. If this Note shall be accelerated for any reason whatsoever, the applicable Prepayment Fee in effect as of the date of such acceleration shall be paid. All partial prepayments of principal shall be accompanied by and applied first to the payment of costs and expenses thereto unpaid late charges, then to accrued and unpaid interest and the balance on account of the unpaid principal in the inverse order of maturity. Partial prepayments shall not affect the Borrower’s obligation to make the regular installments of principal and interest required under the terms of this Note.

In the event of a prepayment, Borrower shall pay all of Lender’s costs and expenses, including, without limitation, all reasonable attorney’s fees and costs, incurred in connection with the prepayment and/or proposed prepayment of this Note, and, if required pursuant to the terms and conditions of the Interest Rate Swap Agreement, any additional fees, termination costs or other penalties associated with the termination of the Interest Rate Swap Agreement.

5.            APPLICATION OF PAYMENTS. Payments will be applied first to fully pay costs and expenses incurred by holder in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay any outstanding late charges or prepayment, then to fully pay accrued interest and the remainder will be applied to principal.

6.            LATE CHARGE. Borrower shall pay the holder of this Note a late charge of five percent (5%) of any monthly installment not received by the holder within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment. This charge shall be in addition to, and not in lieu of, any other remedy the holder of this Note may have and is in addition to any reasonable fees and charges of any agents or attorneys which the holder of this Note is entitled to employ in the Event of Default hereunder, whether authorized herein or by law. Borrower will pay this late charge promptly but only once

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for each late payment, and this late charge shall not be imposed with respect to the final payment (the “Final Payment”) of principal due on the Maturity Date if: (a) no other Event of Default has occurred; (b) Borrower is working in good faith with the Lender (or another financial institution) to refinance (or pay-off) the Loan; (iii) the Borrower has paid the monthly interest payment that otherwise would have been due and owing on the Maturity Date; and (iv) the Final Payment is paid within twenty (20) days of the Maturity Date.

7.          DEFAULT. Upon the occurrence of any Event of Default (as hereinafter defined), the Entire Note Balance shall, at the option of the holder hereof, become immediately due and payable without notice or demand.

An “Event of Default” is defined as any one of the following: (i) default in the payment of any interest, principal, or other amounts due hereunder during the term of this loan and such default continuing for a period of ten (10) days after the due date thereof; (ii) default in the payment of any principal or other amounts due upon the Maturity Date; (iii) an Event of Default in the performance of any of the other conditions or stipulations of this Note, the Loan Agreement or any other document evidencing an obligation to the Lender, including, but not limited to, the Interest Rate Swap Agreement (as hereinafter defined); (iv) the occurrence of any Event of Default as defined in the Mortgage or the breach of any provision of any other instrument securing this Note beyond any applicable notice and cure period; or (v) any sale, conveyance or transfer of any interest in the property securing this Note except as permitted in the Loan Agreement or the Mortgage.

8.          PREJUDGMENT REMEDY WAIVER. BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE BORROWER AND EACH ENDORSER, CO-BORROWER AND GUARANTOR HEREOF HEREBY VOLUNTARILY WAIVE ANY RIGHTS TO NOTICE OR HEARING AS REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE.

9.          DELAY IN ENFORCEMENT. The liability of Borrower or any co-borrowers, endorsers or guarantors under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the holder. Any failure by the holder to exercise any right it may have under this Note is not a waiver of the holder’s right to exercise the same or any other right at any other time.

10.         CHANGES. No agreement by the Lender to change, waive or release the terms of this Note will be valid unless it is in writing and signed by Borrower and the Lender.

11.         WAIVER, JURY TRIAL WAIVER. BORROWER AND EACH CO-BORROWER, ENDORSER AND GUARANTOR WAIVE PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR. BORROWER AND EACH CO-BORROWER, ENDORSER

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AND GUARANTOR WAIVE A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUES ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

12.         GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender may be brought either in The Supreme Court of New York or the United States District Court for the Southern District of New York. The parties hereto agree that any proceeding instituted in any of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons. The parties hereto further agree that any such courts shall have personal jurisdiction over the parties. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

13.         RIGHT OF SET-OFF. Upon the occurrence of any Event of Default as defined in this Note and the expiration of any applicable cure period, the Lender shall have the right to set-off all or any part of Borrower’s deposits, credit and property now or hereafter in the possession or control of the Lender, its agent or bailee or in transit to it and may apply the same, or any part thereof, to the Entire Note Balance without prior notice or demand.

14.         INVALIDITY. If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.

15.         JOINT AND SEVERAL LIABILITY, BINDING EFFECT. This Note and all obligations hereunder, to the extent signed by more than one party, shall be the joint and several obligations of all borrowers, endorsers and other accommodation parties, and each provision hereof shall apply to each and all jointly and severally. The provisions of this Note are binding on the heirs, executors, administrators, assigns and successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns and to subsequent holders of this Note.

16.         NOTE SECURED BY MORTGAGE. This Note is secured by the Mortgage executed and delivered by the Borrower to the Lender, conveying certain interests in and to real estate and property therein described (the “Property”) and to be duly recorded on the land records in the town or city in which such real estate and property is located.

17.         INTERPRETATION. Captions and headings used in this Note are for convenience only. The term “Borrower” and any pronoun referring thereto as used herein shall be construed in the masculine, feminine or neuter as the context may require. The singular includes the plural and the plural includes the singular. “Any” means any and all.

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18.         OTHER OBLIGATIONS. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation borrower, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation borrower, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same.

19.         Usury Savings Clause. It is the intent of Lender and Borrower to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Note or any of the other Loan Documents, then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. To the extent permitted by law, any such crediting or refund shall not cure or waive any default by Borrower under this Note or any of the other Loan Documents. If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under this Note or any of the other Loan Documents is usurious, any non-principal payment (except payments specifically stated in this Note or in any other Loan Document to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

20.         INTEREST RATE SWAP AGREEMENT.

(a)          Borrower shall hedge the floating interest expense of the Loan by maintaining an interest rate swap agreement (such interest rate swap agreement, together with any replacement or other interest rate swap agreement entered into under this Section 20, being referred to herein as the “Interest Rate Swap Agreement”) in form and substance and with a counterparty reasonably acceptable to Lender, which has a term ending no earlier than the Maturity Date and a notional amount equal to the portion of the principal balance of the Loan that is evidenced by this Note. As of the date hereof, Borrower and Lender have entered into an Interest Rate Swap Agreement satisfying all of the foregoing conditions.

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(b)          Borrower shall collaterally assign to Lender all of Borrower’s right, title and interest in any and all payments under the Interest Rate Swap Agreement and shall deliver to Lender an executed counterpart of the same and obtain the consent of the counterparty thereto (as evidenced by such counterparty’s execution of a separate acknowledgment, if such counterparty is not Lender), all on forms acceptable to Lender.

(c)          Notwithstanding anything to the contrary contained herein, prior to entering into any Interest Rate Swap Agreement with a counterparty other than Lender, Borrower shall notify Lender of its intention to purchase such Interest Rate Swap Agreement and Lender shall have the right to be included in a competitive bidding process to provide such Interest Rate Swap Agreement.

(d)          Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Swap Agreement, and all amounts paid thereunder shall be paid to or as directed by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Swap Agreement and its collateral assignment thereof in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s reasonable consent. The provisions of this Section 20 shall apply to any extension of the Interest Rate Swap Agreement or new Interest Rate Swap Agreement obtained by Borrower pursuant to the terms and conditions of this Note.

(e)          Except as expressly set forth in any Interest Rate Swap Agreement to which Lender is a counterparty, Lender shall not have any obligation, duty or responsibility to Borrower by reason of, or in connection with, any Interest Rate Swap Agreement (including any duty to allow or consent to any mortgage or security interest in any property or assets of Borrower which serve as collateral for the Loan, or to provide any credit or financial support for the obligations of Borrower under such Interest Rate Swap Agreement). No Interest Rate Swap Agreement shall alter, impair, or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of this Note. Any payments made by the counterparty to any Interest Rate Swap Agreement to Lender shall be applied in the same manner as payments are applied under this Note.

21.         CONSOLIDATED, AMENDED AND RESTATED NOTE. This Note is given, in part, in replacement for, but not in payment of, (i) those certain notes or bonds (hereinafter the “Assigned Notes”) secured by the mortgages described on Exhibit A attached hereto and made a part hereof; and (ii) that certain Gap Promissory Note from Borrower to Lender, dated even date herewith, in the principal sum of $11,155,000.00 (the “Gap Note”). Said Assigned Notes have been assigned to Lender and are secured by the Assigned Mortgages (as defined in the Mortgage) and said Gap Note is secured by the Gap Mortgage and Security Agreement (the “Gap Mortgage”) of even date herewith made by Borrower to Lender, and such Assigned Mortgages have been consolidated, modified and extended and made coordinate with the Gap Mortgage. This Note amends and restates in their entirety the Assigned Notes and the Gap Note,

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collectively. Borrower hereby warrants and represents to and covenants and agrees with Lender that:

(a)          As of the date hereof, the aggregate principal balance of the Assigned Notes is Nine Million Forty-Five Thousand and 00/100 Dollars ($9,045,000.00), which sum is due and owing by Borrower to Lender under and pursuant to the Assigned Notes without right of setoff, counterclaim or defense, and that all of the figures, amounts, data and information set forth above with respect to the Assigned Notes are true and accurate, and that as of the date hereof, the outstanding principal balance of the Gap Note is Eleven Million One Hundred Fifty-Five Thousand and 00/100 Dollars ($11,155,000.00), which sum is due and owing by Borrower to Lender under and pursuant to the Gap Note without right of setoff, counterclaim or defense, and that all of the figures, amounts, data and information set forth above with respect to the Gap Note are true and accurate.

(b)          The Assigned Notes and the Gap Note constitute valid, lawful, binding and genuine obligations of the Borrower and are enforceable against the Borrower according to their respective terms, except as modified hereby.

(c)          Borrower does not now have, never has had, and in any event waives any defense, cause of action, claim or counterclaim against Lender with respect to the Assigned Notes, the Gap Note or any other note, mortgage, agreement, instrument, document or understanding relating to the Assigned Notes, the Gap Note or with or in favor of Lender.

(d)          Borrower does not now have any defense, cause of action, claim or counterclaim against the lenders of the Assigned Notes, and in any event waives any right to assert any such defense, cause of action, claim or counterclaim.

[No Further Text on This Page – Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has executed this Amended And Restated Promissory Note the day and year first written above.

BORROWER:

ARC NYKNGHW001, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

ARC NYKNGHW002, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

ARC NYKNGHW003, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

Amended And Restated Promissory Note

EXHIBIT A

Amended And Restated Promissory Note